EXHIBIT 31.1

Chief Executive Officer Certification

I, Bob Sasser, certify that:

1. I have reviewed this Amendment No. 1 to Form 10-K of Dollar Tree, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 21, 2010

/s/ Bob Sasser
Bob Sasser
Chief Executive Officer